Kinetik Reports Record First Quarter 2026 Financial Results
HOUSTON and MIDLAND, Texas, May 6, 2026 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended March 31, 2026.

For the three months ended March 31, 2026, Kinetik reported net loss including noncontrolling interest of $5.1 million, Adjusted EBITDA1 of $251.2 million, Distributable Cash Flow1 of $180.8 million, and Free Cash Flow1 of $101.4 million.
Highlights
•Delivered record first quarter 2026 financial results, driven by strong execution across the Company
•Amended multiple Durango gas gathering and processing agreements with a large existing customer, extending contract terms to 2039 and increasing the original dedicated acreage position in New Mexico
•Executed several new agreements with customers in Texas and New Mexico for gas, water, and crude midstream services
•Received approvals from the Bureau of Land Management and the New Mexico Oil Conservation Division to fully proceed with the acid gas injection and sour conversion project at Kings Landing with expected in-service by year-end 2026
•Secured additional Gulf Coast pricing for 2028 through 2030 that further mitigates Waha natural gas exposure
•Affirming full year 2026 Financial Guidance:
◦Adjusted EBITDA1 guidance of $950 million to $1,050 million
◦Capital Expenditures2 guidance of $450 million to $510 million (including maintenance)
CEO Commentary
“Kinetik delivered a strong start to 2026, reflecting the strategic positioning of the business, as well as successful commercial and operational execution,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “Accounting for the divestiture of our stake in EPIC Crude Holdings LP (“EPIC Crude”), first quarter 2026 Adjusted EBITDA1 of $251 million represents a new quarterly record for the Company. Our financial performance was above internal expectations and reinforces our confidence in our 2026 guidance.”

“While geopolitical tensions in the Middle East have introduced near-term commodity price volatility, Kinetik's fee-based, domestic midstream business model provides meaningful insulation. Elevated crude prices continue to support our oil-weighted customers’ well economics, while gas price-sensitive customers have deferred some 2026 activity in response to negative Waha pricing; so on balance, we have not observed a material impact to producer activity levels for 2026 across our footprint. However, when looking ahead, we have seen and are continuing to see customers pull forward activity to early 2027, setting up for a strong year that coincides with new Permian egress capacity coming online.”

Welch added, “Year to date through April, the Waha Hub is even more oversupplied and volatile than our original expectations with Waha gas daily averaging negative $2.37 per Mmbtu. We continue to experience price-related volume curtailments from our gas price-sensitive customers. While we are revising our 2026 processed gas volume growth assumptions to reflect these dynamics, our Gulf Coast transportation position more than offsets this impact by capitalizing on wider Permian to Gulf Coast price differentials. The scale and pace of incremental residue gas takeaway capacity from the Permian Basin continues to reshape the long‑term outlook with more than 5 Bcf/d of new capacity expected to be in service by early 2027 and an additional approximately 6 Bcf/d anticipated in 2028 and 2029.”

“Against this backdrop, Kinetik is well positioned to capture the value of this structural Permian gas growth. The Durango amendments executed over the last four months, which extend roughly 75% of legacy volumes into the mid and late 2030s, the new agreements across Texas and New Mexico, and the incremental Gulf Coast natural gas pricing exposure through 2030 demonstrate our commercial strategy translating into multi-year earnings visibility.”

Financial Highlights

Three months ended March 31, 2026
(In thousands, except ratios)
Net loss including noncontrolling interest	$(5,125)
Adjusted EBITDA[1]	$251,200
Midstream Logistics Adjusted EBITDA[1]	$178,921
Pipeline Transportation Adjusted EBITDA[1]	$77,977
Corporate and Other Adjusted EBITDA[1]	$(5,698)
Distributable Cash Flow[1]	$180,831
Dividend Coverage Ratio[1,3]	1.4x
Capital Expenditures[2]	$91,333
Free Cash Flow[1]	$101,381
Net Debt[1,4]	$3,854,380
Liquidity (Cash and Revolver Availability)[5]	$1,120,120
Leverage Ratio[1,6]	3.9x
Net Debt to Adjusted EBITDA Ratio[1,7]	3.9x
Common stock issued and outstanding[8]	162,360
Dividend per share of issued and outstanding common stock	$0.81
Segment Insights
The Midstream Logistics segment generated Adjusted EBITDA1 of $178.9 million, a 12% increase year-over-year. For the three months ended March 31, 2026, Kinetik processed natural gas volumes of 1.81 Bcf/d, a 1% increase year-over-year despite an estimated 170 Mmcf/d of Waha price-related processed gas volume shut-ins. First quarter 2026 results benefited from stronger than expected system operating performance, higher fee and commodity margins, lower unit operating costs, and wider Waha to Houston Ship Channel basis spreads, partially offset by Waha price-related production shut-ins.

The Pipeline Transportation segment generated Adjusted EBITDA1 of $78.0 million, a nearly 17% decrease year-over-year driven by the Company’s divestiture of its equity interest in EPIC Crude. Permian Highway Pipeline and Kinetik NGL Adjusted EBITDA1 grew modestly year-over-year on lower fuel costs and higher fee gross margin.
2026 Guidance Affirmed
Kinetik affirms full year 2026 Adjusted EBITDA1 guidance to be between $950 million and $1,050 million. Year-over-year processed gas volume is now estimated to grow low- to mid-single-digit percentage points. Original processed gas volume assumptions contemplated approximately 100 Mmcf/d of Waha price-related production shut-ins on average for the full year. The Company now estimates approximately 220 Mmcf/d of curtailments and additional 2026 timing adjustments to certain producer developments.

Kinetik is also maintaining its 2026 Capital Expenditures2 guidance (including maintenance) of $450 million to $510 million for the full year.
Strategic Projects & Commercial Activity
Kinetik received all approvals from the Bureau of Land Management to proceed with acid gas compression at the surface facilities and drilling of the acid gas injection well at Kings Landing, as well as the underground injection control permit from the New Mexico Oil Conservation Division for the full 20 Mmcf/d of requested total acid gas capacity. The project will enable Kings Landing to handle elevated levels of H₂S and CO₂ and remains on schedule for in-service by year-end 2026.

The ECCC Pipeline is nearing construction completion, which will connect the western portion of Kinetik’s system North to South between Eddy and Culberson counties. The project will commence in-service during the second quarter of 2026.

Kinetik continues to advance its strategy of pursuing scalable power solutions across its Delaware South position. The 40 MW behind-the-meter power generation project at Diamond Cryo is progressing with engineering, procurement, and permitting work well underway.

The Company executed an agreement with Pecos Power to connect its owned and operated intrabasin residue gas pipeline to the new 452 MW gas-fired Pecos Power Plant in Reeves County, Texas. This interconnection will be used as one of the primary sources of residue natural gas supply for the project. Pecos Power reached FID in March with commercial operations expected to commence in 2027, and the capital for the Kinetik pipeline connection will be fully reimbursed by Pecos Power.

Kinetik recently executed a series of commercial agreements that further enhance long‑term visibility across the system in Texas and New Mexico, several of which are for multi-stream services.

The Company also amended multiple legacy Durango gas gathering and processing (“G&P”) agreements with a large existing customer in New Mexico. This amendment increases acreage under the existing agreement by 12,000 gross acres, up approximately 25% versus the original dedicated acreage in Eddy County from May 2024 and extends contract terms to 2039.

In total, agreements covering approximately 75% of legacy Durango gas processed volumes have been amended in the last four months, extending terms to the mid and late 2030s, providing downstream control of plant products, increasing margin and dedicated acreage, and adding sour gas-related services. These agreements are expected to increase annual Adjusted EBITDA1 starting in 2026, which is reflected in guidance.

Kinetik secured additional Gulf Coast natural gas pricing exposure at attractive rates for the 2028 through 2030 period, building upon its downstream residue position and the continued successful execution of its commercial G&P strategy.

Conference Call & Webcast
Kinetik will host its first quarter 2026 results conference call on Thursday, May 7, 2026, at 8:00 am Central Time (9:00 am Eastern Time). To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will be available on the website following the call.
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com. Information on the Company’s website does not constitute a portion of, and is not incorporated by reference into, this press release.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Investor Contact
Alex Durkee
Shyam Patel
(713) 493-0900
investors@kinetik.com

Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, outlooks, guidance or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, technology adoption, portfolio monetization opportunities, growth, expansion, cost reduction and other capital projects and the timing and cost thereof, future operations, financial guidance, growth opportunities, the amount and timing of future shareholder returns, the Company’s projected dividend amounts and the timing thereof, and the Company’s targeted leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this news release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
3.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
4.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.
5.Liquidity is calculated as cash and cash equivalents of $0.7 million plus Revolving Credit Facility availability of $1,119.4 million as of March 31, 2026.
6.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
7.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
8. 162.4 million shares, issued and outstanding shares as of March 31, 2026, is the sum of 68.8 million shares of Class A common stock and 93.6 million shares of Class C common stock.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2026	2025

	(In thousands, except per share data)
Operating revenues:
Service revenue	$93,772	$127,926
Product revenue	312,233	312,505
Other revenue	3,971	2,832
Total operating revenues	409,976	443,263
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (1)	188,724	223,364
Operating expenses	70,301	63,603
Ad valorem taxes	8,775	6,791
General and administrative expenses	44,200	37,592
Depreciation and amortization expenses	101,833	92,673
Gain on disposal of assets, net	(19)	(40)
Total operating costs and expenses	413,814	423,983
Operating (loss) income	(3,838)	19,280
Other income (expense):
Interest and other income	167	785
Interest expense	(53,420)	(55,714)
Equity in earnings of unconsolidated affiliates	51,188	57,478
Total other (expense) income, net	(2,065)	2,549
(Loss) income before income taxes	(5,903)	21,829
Income tax (benefit) expense	(778)	2,567
Net (loss) income including noncontrolling interest	(5,125)	19,262
Net (loss) income attributable to Common Unit limited partners	(3,458)	13,132
Net (loss) income attributable to holders of Class A Common Stock	$(1,667)	$6,130

Net (loss) income attributable to holders of Class A Common Stock, per share
Basic	$(0.07)	$0.05
Diluted	$(0.07)	$0.05

Weighted-average shares
Basic	65,910	60,162
Diluted	66,684	61,001
(1)Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $102.3 million and $62.2 million for the three months ended March 31, 2026 and 2025, respectively, for certain volumes where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Net (Loss) Income Including Noncontrolling Interests to Adjusted EBITDA
Net (loss) income including noncontrolling interest (GAAP)	$(5,125)	$19,262
Add back:
Interest expense	53,420	55,714
Income tax (benefit) expense	(778)	2,567
Depreciation and amortization expenses	101,833	92,673
Amortization of contract costs	1,950	1,656
Proportionate EBITDA from unconsolidated affiliates	70,029	87,530
Share-based compensation	20,663	20,653
Commodity hedging unrealized loss	46,987	18,127
Integration costs	368	3,538
Litigation costs	11,613	3,015
Other one-time costs or amortization	1,614	3,590
Deduct:
Interest income	167	790
Gain on disposal of assets, net	19	40
Equity in earnings of unconsolidated affiliates	51,188	57,478
Adjusted EBITDA(1) (non-GAAP)	$251,200	$250,017

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$251,200	$250,017
Proportionate EBITDA from unconsolidated affiliates	(70,029)	(87,530)
Returns on invested capital from unconsolidated affiliates	68,309	63,337
Interest expense	(53,420)	(55,714)
Unrealized gain on interest rate swaps	(3,346)	(670)
Maintenance capital expenditures	(11,883)	(12,459)
Distributable cash flow (non-GAAP)	$180,831	$156,981

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$180,831	$156,981
Growth capital expenditures	(80,227)	(65,712)
Investments in unconsolidated affiliates	—	(888)
Returns of invested capital from unconsolidated affiliates	—	560
Contributions in aid of construction	777	425
Free cash flow (non-GAAP)	$101,381	$91,366

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$185,143	$176,830
Net changes in operating assets and liabilities	(3,894)	(14,878)
Interest expense	53,420	55,714
Amortization of deferred financing costs	(1,963)	(1,972)
Current income tax expense	—	107
Returns on invested capital from unconsolidated affiliates	(68,309)	(63,337)
Proportionate EBITDA from unconsolidated affiliates	70,029	87,530
Derivative fair value adjustment and settlement	(43,641)	(17,457)
Commodity hedging unrealized loss	46,987	18,127
Interest income	(167)	(790)
Integration costs	368	3,538
Litigation costs	11,613	3,015
Other one-time cost or amortization	1,614	3,590
Adjusted EBITDA(1) (non-GAAP)	$251,200	$250,017

	March 31,	December 31,
	2026	2025

	(In thousands)
Net Debt(4)
Short-term debt	$187,100	$165,200
Long-term debt, net	3,644,128	3,627,720
Plus: Debt issuance costs, net	23,872	25,280
Total debt	3,855,100	3,818,200
Less: Cash and cash equivalents	720	3,951
Net debt (non-GAAP)	$3,854,380	$3,814,249
(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RESULTS OF OPERATIONS BY SEGMENT
The following tables present the Segment Adjusted EBITDA of the Company’s reportable segments and reconciliations of the segment profits to consolidated income before income tax expenses for the three months ended March 31, 2026 and 2025:

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the three months ended March 31, 2026	(In thousands)
Revenue	$403,720	$2,285	$—	$—	$406,005
Other revenue	3,962	9	—	—	3,971
Intersegment revenue(2)	—	6,824	—	(6,824)	—
Total segment operating revenue	407,682	9,118	—	(6,824)	409,976
Costs of sales (excluding depreciation and amortization expense)	(188,588)	(136)	—	—	(188,724)
Intersegment costs of sales	(6,824)	—	—	6,824	—
Operating expenses(3)	(78,302)	(774)	—	—	(79,076)
General and administrative expenses	(5,510)	(260)	(38,430)	—	(44,200)
Proportionate EMI EBITDA	—	70,029	—	—	70,029
Other segment items(4)	50,463	—	32,732	—	83,195
Segment Adjusted EBITDA(5)	$178,921	$77,977	$(5,698)	$—	$251,200

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment Adjusted EBITDA(5)	$178,921	$77,977	$(5,698)	$—	$251,200
Add back:
Other interest income	—	—	167	—	167
Gain on disposal of assets, net	19	—	—	—	19
Equity in earnings of unconsolidated affiliates	—	51,188	—	—	51,188
Deduct:
Interest expense	48	—	53,372	—	53,420
Depreciation and amortization expenses	99,498	2,329	6	—	101,833
Amortization of contract costs	1,950	—	—	—	1,950
Proportionate EMI EBITDA	—	70,029	—	—	70,029
Share-based compensation	—	—	20,663	—	20,663
Commodity hedging unrealized loss	46,987	—	—	—	46,987
Integration costs	—	—	368	—	368
Litigation costs	—	—	11,613	—	11,613
Other one-time costs or amortization	1,526	—	88	—	1,614
Income (loss) before income taxes	$28,931	$56,807	$(91,641)	$—	$(5,903)

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the three months ended March 31, 2025	(In thousands)
Revenue	$438,025	$2,406	$—	$—	$440,431
Other Revenue	2,830	2	—	—	2,832
Intersegment revenue(2)	—	4,804	—	(4,804)	—
Total segment operating revenue	440,855	7,212	—	(4,804)	443,263
Costs of sales (excluding depreciation and amortization expense)	(223,360)	(4)	—	—	(223,364)
Intersegment costs of sales	(4,804)	—	—	4,804	—
Operating expenses(3)	(69,909)	(485)	—	—	(70,394)
General and administrative expenses	(7,125)	(372)	(30,095)	—	(37,592)
Proportionate EMI EBITDA	—	87,530	—	—	87,530
Other segment items(4)	24,541	—	26,033	—	50,574
Segment Adjusted EBITDA(5)	$160,198	$93,881	$(4,062)	$—	$250,017

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment adjusted EBITDA(5)	$160,198	$93,881	$(4,062)	$—	$250,017
Add back:
Other interest income	—	—	790	—	790
Gain on disposal of assets	40	—	—	—	40
Equity in earnings of unconsolidated affiliates	—	57,478	—	—	57,478
Deduct:
Interest expense	28	—	55,686	—	55,714
Depreciation and amortization expenses	90,359	2,308	6	—	92,673
Amortization of contract costs	1,656	—	—	—	1,656
Proportionate EMI EBITDA	—	87,530	—	—	87,530
Share-based compensation	—	—	20,653	—	20,653
Commodity hedging unrealized loss	18,127	—	—	—	18,127
Integration costs	2,475	—	1,063	—	3,538
Litigation costs	—	—	3,015	—	3,015
Other one-time costs or amortization	2,288	—	1,302	—	3,590
Income (loss) before income taxes	$45,305	$61,521	$(84,997)	$—	$21,829
(1)Corporate and Other represents those results that: (i) are not specifically attributable to an operating segment; (ii) are not individually reportable or (iii) have not been allocated to a reportable segment for the purpose of evaluating their performance, including certain general and administrative expense items. Items included here to reconcile operating segments’ profit and loss with the Company’s consolidated profit and loss.
(2)The Company accounts for intersegment sales at market prices, while it accounts for asset transfers at book value. Intersegment revenue is eliminated at consolidation.
(3)Operating expenses includes ad valorem taxes.
(4)Other segment items include certain other income items, share-based compensation, adjustments related to amortization of contract costs, commodity hedging unrealized gain or loss, integration costs, and other one-time costs or amortization.
(5)Adjusted EBITDA is defined as net income or loss including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets, the proportionate EBITDA from our EMI pipelines, equity income recorded using the equity method, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income or loss including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.